UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 24, 2019

ASHFORD INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-36400	82-5237353
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AINC	NYSE American LLC

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On October 24, 2019, Ashford Inc. (the “Company”) held its Special Meeting of Stockholders (the “Special Meeting”). As of the close of business on September 18, 2019, the record date for the Special Meeting, 4,063,884 votes were eligible to be cast in respect of (i) 2,613,884 shares of common stock issued and outstanding as of the record date and (ii) 1,450,000 shares of common stock issuable as of the record date upon conversion of the Company’s Series B Convertible Preferred Stock, which are entitled to vote on any matters submitted to the holders of the Company’s common stock under the Company’s amended and restated articles of incorporation. These results below reflect the application of the voting restrictions set forth in the Investor Rights Agreement dated August 8, 2018, among Mr. Monty J. Bennett, Mr. Archie Bennett, Jr. (collectively, the “Bennetts”), MJB Investments, LP and Mr. Mark A. Sharkey, as filed with the Securities and Exchange Commission.
At the Special Meeting, 3,341,567 shares, or approximately 82% of the eligible voting shares, were represented either in person or by proxy, and therefore, a quorum was present. The number of votes cast for or against, as well as abstentions, if applicable, with respect to Proposal 1 is set out below:
At the Special Meeting, the stockholders voted on the following items:
Proposal 1 - To approve: (i) the merger of Ashford Merger Sub Inc., a Maryland corporation and wholly-owned subsidiary of Ashford Nevada Holding Corp. with and into the Company pursuant to the terms of the Merger and Registration Rights Agreement and the transactions contemplated by the Combination Agreement; and (ii) the issuance of the Series D Convertible Preferred Stock to the Bennetts, MJB Investments, LP, the Alayna Jo Bennett Max 2019 Gift Trust, the Archie Bennett, III 2019 Gift Trust, the Audra Marie Bennett Maxwell 2019 Gift Trust, the Jory Glazener 2019 Gift Trust, the Krista Koleas 2019 Gift Trust, the Matthew Wade Bennett 2019 Gift Trust, the Beverly Rene Bennett Flood 2019 Gift Trust, the Supplemental Needs Trust FBO Lucas Wade Bennett, Mr. James L. Cowen, Mr. Jeremy J. Welter and Marissa A. Bennett ((i) and (ii) collectively, the “Transaction Proposal”):

For	Against	Abstain	Broker Non-votes
3,071,901	269,117	549	—
In connection with the Special Meeting, the Company also solicited proxies with respect to the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Transaction Proposal. As there were sufficient votes at the time of the Special Meeting to approve the Transaction Proposal, adjournment or postponement of the Special Meeting was not necessary or appropriate.
ITEM 7.01    REGULATION FD DISCLOSURE
On October 24, 2019, the Company issued a press release announcing the results of its Special Meeting. The press release is attached hereto as Exhibit 99.1.
The information in this Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits
Exhibit Number         Description

99.1	Press Release of Ashford Inc., dated October 24, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 24, 2019

ASHFORD INC.

By:	/s/ ROBERT G. HAIMAN
Robert G. Haiman
Executive Vice President, General Counsel & Secretary